UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported) — May 19, 2009
ONCOR ELECTRIC DELIVERY COMPANY LLC
(Exact name of registrant as specified in its charter)

DELAWARE	333-100240	75-2967830
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1601 Bryan Street, Dallas, Texas 75201
(Address of principal executive offices, including zip code)
Registrants’ telephone number, including Area Code — (214) 486-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. REGULATION FD DISCLOSURE.
On May 19, 2009, Oncor Electric Delivery Company LLC (the “Company”) announced that it has extended its pending offers to exchange up to $650,000,000 aggregate principal amount of its 5.95% Senior Secured Notes due 2013, $550,000,000 aggregate principal amount of its 6.80% Senior Secured Notes due 2018 and $300,000,000 aggregate principal amount of its 7.50% Senior Secured Notes due 2038 for 5.95% Senior Secured Notes due 2013, 6.80% Senior Secured Notes due 2018 and 7.50% Senior Secured Notes due 2038 that have been registered under the Securities Act of 1933, as amended. The exchange offers were previously scheduled to expire at 11:59 pm, New York City time, on May 18, 2009 and have been extended until 5:00 pm, New York City time, on May 22, 2009.
A copy of the press release announcing the extension of the exchange offers is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information furnished in this Item 7.01 shall not be deemed “filed” with the Securities and Exchange Commission and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by the Company on May 19, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONCOR ELECTRIC DELIVERY COMPANY LLC
By:	/s/ John M. Casey
Name:	John M. Casey
Title:	Vice President — Treasurer

     Dated: May 19, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by the Company on May 19, 2009.